UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — May 19, 2006
Commission File Number 0-23320
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     On May 19, 2006, OLY Steel NC, Inc., a Delaware corporation and wholly-owned subsidiary of Olympic Steel, Inc., an Ohio corporation, entered into a stock purchase agreement with Goldstar Holdings Limited, a subsidiary of the English company Eliza Tinsley Group PLC and the sole shareholder of Tinsley Group-PS&W, Inc., a North Carolina corporation (“PS&W”), and David K. Duggins and Ian Best, as Goldstar Holdings’ joint administrators, to acquire PS&W by purchasing all of its shares of outstanding capital stock from Goldstar Holdings. Pursuant to its terms, Olympic Steel has guaranteed all obligations of OLY Steel NC under such stock purchase agreement and further agreed to act as the primary obligor to the extent of OLY Steel NC’s nonperformance under same.
     The purchase price for the acquisition of PS&W is $10,080,000 in cash, subject to a net working capital adjustment after the closing. Such net working capital adjustment, if any, will be determined pursuant to a review of PS&W’s net working capital as of the closing and will further depend on whether such determined amount falls below or exceeds a certain baseline amount.
     PS&W is a full service fabricating company that utilizes burning, forming, machining, and painting equipment to produce a wide variety of fabrications for large original equipment manufacturers of heavy construction equipment. PS&W has been and is a customer of Olympic Steel.
     The closing of the transaction is subject to a number of conditions, including, but not limited to, the satisfaction of certain due diligence matters with respect to PS&W, the absence of negative changes in the status of certain PS&W customer contracts, and the continuing accuracy of representations and warranties. The stock purchase agreement contemplates that the acquisition be completed in June 2006. There can be no assurance that the acquisition will be consummated.
     On May 22, 2006, Olympic Steel issued a press release announcing the transaction described above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing description of the stock purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such stock purchase agreement.
     Statements in this Form 8-K that are not historical, including statements regarding the terms, timing and consummation of the proposed stock purchase described herein, are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include the risk that closing conditions may not be satisfied or waived, integration risks, as well as other risks and uncertainties set forth in Olympic Steel’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006, and other documents filed with the Securities and Exchange Commission. Olympic Steel disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
           Exhibit No.
           99.1 — Press release of Olympic Steel dated May 22, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
Date: May 24, 2006	By:	/s/ RICHARD T. MARABITO
Richard T. Marabito
Chief Financial Officer (Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release of Olympic Steel dated May 22, 2006

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